UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 3, 2011
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.
Form 8-K

LightPath Technologies, Inc.
Form 8-K

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 3, 2011, LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”).  A total of 10,141,296 shares of common stock were issued and outstanding as of the record date of the Meeting, December 13, 2010, and a total of 8,228,469 shares were present or represented by proxy and voted at the Meeting, constituting a quorum.  The following proposals were voted on at the Meeting, as described in greater detail in the Company’s Definitive Schedule 14A Proxy Statement filed with the SEC on December 15, 2010 (the “Proxy”):

1.           The election of Class I directors to hold office for a three year term and until their respective successors have been elected and qualified, or until their earlier resignation or removal;

2.           The ratification of the selection of Cross, Fernandez & Riley as independent public accountant;

3.           On an advisory basis, the approval of the compensation of our named executive officers as disclosed in the Proxy (a “say-on-pay vote”); and

4.           On an advisory basis, the frequency that stockholder advisory votes to approve the compensation of our named executive officers will be taken (a “say-on-frequency vote”).

The final results of such voting are as follows:

	For	Against	Abstain
Proposal 1 – Election of Class I directors
a) Robert Ripp	2,405,665	-	575,781
b) J. James Gaynor	2,835,034	-	146,412

Pro Proposal 2 – Ratification of Cross, Fernandez & Riley as IndependentAccountant	8,221,133	6,854	482

3) Proposal 3 – Say-on-pay vote	2,725,717	156,572	99,157

	Every Year	Every Two Years	Every Three Years	Abstain
Proposal 4 – Say-on-frequency vote	874,892	288,196	1,701,270	177,088

For Proposal 1, Mr. Ripp and Mr. Gaynor were duly elected to the Board of Directors by at least a plurality of the votes cast.  For Proposal 2, the Board of Director’s selection of Cross, Fernandez & Riley, LLP as the Company’s independent public accountant was ratified.   For Proposal 3, stockholders approved, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy.  For Proposal 4, the stockholders, on an advisory basis, voted that the say-on-pay vote occur every three years.  On February 3, 2011, the Board of Directors determined that it will include an advisory say-on-pay vote in the Company’s proxy statement every three years until the next required stockholder advisory say-on-frequency vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: February 3, 2011	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO